UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                                                                                Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 8, 2005

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — OTHER EVENTS

Item 8.01 Other Events

On November 8, 2005, the Company issued a press release raising its earnings guidance for the fourth quarter of fiscal 2005 ending October 30, 2005.  The text of the press release follows:

“AUSTIN, MINN., November 8, 2005 (BUSINESS WIRE) - Hormel Foods Corporation (NYSE: HRL) today reported that it expects fully diluted GAAP earnings for the fourth quarter ending October 30, 2005 to be in the range of $.56 - $.59 per share.  This is an increase from the previous guidance range of $.50 - $.56.

‘Better-than-expected results from the Jennie-O Turkey Store and Grocery Products segments were the key areas that enabled us to increase our guidance,’ said Joel W. Johnson, chairman of the board and chief executive officer.

‘Exceptional market conditions and good growth from value-added products within the Jennie-O Turkey Store segment delivered better-than-expected results for the quarter.  Also, strong demand for key brands within the Grocery Products segment benefited the quarter beyond our expectations.  We will provide more details about the quarter and the fiscal 2006 outlook on Wednesday, November 23, 2005 when we release our fourth quarter earnings,’ Johnson concluded.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004, which can be accessed at http://www.hormel.com”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	November 8, 2005	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	November 8, 2005	By	/s/J. H. FERAGEN
J. H. FERAGEN
Vice President and Treasurer